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Exhibit 1.1

FORM OF
PLACEMENT AGENCY AGREEMENT

January    , 2002

Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA 94104

Ladies and Gentlemen:

        Introductory.    Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to [                        ] (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock") directly to certain investors (collectively, the "Investors"). The Company hereby confirms its agreement with the Placement Agent as follows:

  Section 1. Agreement to Act as Placement Agent.

        On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and Robertson Stephens, Inc. ("Robertson Stephens"), Robertson Stephens shall be the Company's exclusive placement agent (in such capacity, the "Placement Agent"), on a reasonable efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors (the "Offering"). As compensation for services rendered, and provided that any of the Shares are sold to Investors pursuant to the purchase agreements in the form included as Exhibit A hereto (the "Purchase Agreements") on the Closing Date (as defined below), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an amount equal to [    %] of the gross proceeds received by the Company from the sale of the Shares at a price of $[    ] per share.

        This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares, and the Placement Agent shall have no authority to bind the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents on their behalf in connection with the Offering.

  Section 2. Representations, Warranties and Agreements of the Company.

        The Company hereby represents, warrants and covenants to the Placement Agent as follows:

        (a)    Securities Law Filings.    The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration File No. 333-74906), which has become effective as of December 20, 2001, for the registration under the Act of the Shares. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Shares and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration

Statement is hereinafter called the "Base Prospectus"; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a "Prospectus Supplement". Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms "Amend", "Amendment" or "Supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

        (b)    No Stop Order.    No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

        (c)    Prospectus Supplement.    (i) No order preventing or suspending the use of the Prospectus Supplement has been issued by the Commission and (ii) the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)    Compliance with Applicable Regulations.    The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the effective date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

        (e)    Reports and Documents, etc.    There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

        (f)    Offering Materials Furnished to the Placement Agent.    The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably request.

        (g)    Distribution of Offering Material.    The Company has not distributed and will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein. For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agent is not deemed to be distributed by the Company for purposes of this paragraph (g).

        (h)    The Placement Agency Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (i)    Authorization of the Shares.    The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

        (j)    No Applicable Registration or Other Similar Rights.    There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

        (k)    No Material Adverse Change.    Subsequent to the respective dates as of which information is given in the Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

        (l)    Independent Accountants.    Ernst & Young, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Prospectus Supplement, are independent public or certified public accountants as required by the Act and the Exchange Act.

        (m)    Preparation of the Financial Statements.    The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or Prospectus Supplement present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing the pro form financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to the assumptions and the pro forma columns therein reflect the proper application of the adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP"), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Prospectus Supplement. The financial data set forth in the Base Prospectus under the captions "Description of Capital Stock", "Description of Debt Securities", "Description of Warrants", and "Legal Ownership of Securities" fairly summarize the matters, documents or proceedings referred to therein in all material respects and on a basis consistent with that of the financial statements contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

        (n)    Company's Accounting System.    The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (o)    Subsidiaries of the Company.    The Company does not have any subsidiaries and does not own any equity interest or right in any other corporation, association or other entity.

        (p)    Incorporation and Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

        (q)    Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Base Prospectus under the caption "Description of Capital Stock" (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in the Base Prospectus or upon exercise of outstanding options or warrants described in the Base Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Base Prospectus and the Prospectus Supplement. As of October 31, 2001, there were 37,591,548 shares of common stock outstanding, and as of December 31, 2001, there were 37,732,209 shares of common stock outstanding. Since December 31, 2001, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding and privately granted options in connection with the Company's employee stock purchase and option plans (the "Plans") and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Prospectus Supplement. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Base Prospectus and the Prospectus Supplement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights.

        (r)    Stock Exchange Listing.    The Shares are registered under the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from Nasdaq, nor has the Company received any information suggesting that the Commission or the National Association of Securities Dealers, LLC ("NASD") is contemplating terminating or suspending such registration or listing.

        (s)    No Consents, Approvals or Authorizations Required.    No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company's shareholders is required in connection with the performance by the Company of its obligations under this Agreement, except such as have been obtained or made or are contemplated by Section 2(a) to be obtained or made.

        (t)    Non-Contravention of Existing Instruments and Agreements.    Neither the issue and sale of the Shares nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to: (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound or to which any of its property is subject and which conflict, breach or violation is reasonably likely to have a Material Adverse Effect on the Company; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its property.

        (u)    No Defaults or Violations.    The Company is not in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or any of its property, as applicable, except in case of clause "(ii)" and "(iii)" any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Prospectus Supplement.

        (v)    No Actions, Suits or Proceedings.    No action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any of its property is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

        (w)    All Necessary Permits, Etc.    The Company possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted and as proposed in the Prospectus Supplement to be conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect on the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

        (x)    Title to Properties.    The Company does not own any real property and has good and marketable title to all personal property and assets reflected as owned by it in the financial statements referred to in Section 2(m) above (or elsewhere in the Prospectus Supplement) and which are material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

        (y)    Tax Law Compliance.    The Company has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect on the Company, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might reasonably be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms "Tax" and "Taxes mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

        (z)    Intellectual Property Rights.    Except as described in the Prospectus Supplement, the Company owns or possesses, holds valid rights to use all material patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as currently conducted and as proposed to be conducted, in each case as described in or contemplated by the Prospectus Supplement; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise specifically disclosed in the Prospectus Supplement; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and, except as described in the Prospectus Supplement, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights of the Company which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Change. Except as described in the Prospectus Supplement, there is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Except as described in the Prospectus Supplement, the Company does not in the conduct of its business as now or proposed to be conducted as described in the Prospectus Supplement infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict could reasonably be expected to result in a Material Adverse Change.

        (aa)    No Transfer Taxes or Other Fees.    There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

        (bb)    Company Not an "Investment Company".    The Company has been advised by its counsel of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (cc)    Insurance.    The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged including, but not limited to, policies covering real and personal property owned and leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

        (dd)    Labor Matters.    No material labor disturbance by the employees of the Company exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

        (ee)    No Price Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (ff)    Lock-Up Agreements.    Each executive officer and director of the Company and certain shareholders of the Company have signed an agreement substantially in the form attached hereto as

Exhibit B (the "Lock-up Agreements"). The Company has provided to counsel for the Placement Agent a complete and accurate list of all registered securityholders of the Company and the number and type of securities held by each registered securityholder. The Company has provided to counsel for the Placement Agent true, accurate and complete copies of all the Lock-up Agreements currently in effect or effected hereby.

        (gg)    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any other person required by the Act to be described in the Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

        (hh)    No Unlawful Contributions or Other Payments.    Neither the Company nor, to the best of the Company's knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required by the Act to be disclosed in the Prospectus Supplement.

        (ii)    Environmental Laws.    (i) The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business ("Environmental Laws"), except where the failure to comply would not reasonably be expected to result in a Material Adverse Change; (ii) the Company has received all permits, licenses and other approvals required of it under applicable Environmental Laws and is in compliance therewith, except for such noncompliance that would not and would not reasonable be expected to result in a Material Adverse Effect; (iii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required by the Act to be disclosed in the Registration Statement or the Prospectus Supplement; (iv) to the Company's knowledge, there are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect; and (v) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the U.S. Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq. ), or otherwise designated as a contaminated site under applicable federal, state or local law.

        (jj)    ERISA Compliance.    The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (kk)    Exchange Act Reports Filed.    The Company has timely filed all reports required of it to be filed pursuant to the Securities Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

        (ll)    Exhibits.    Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affections creditors' rights generally. Neither the Company nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

        Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

  Section 3. Delivery and Payment.

        On [    ], the Company shall cause its transfer agent, through The Depository Trust Corporation ("DTC"), to credit "free of payment" the total maximum number of Shares to be purchased by Investors pursuant to the Purchase Agreements (the "Purchased Shares") to an account established by the Placement Agent on behalf of the Company, to be held in the name and for the benefit of the Company (the "DTC Account"). A nominee for the Placement Agent (the "Nominee") will, in turn, cause DTC to credit the account of each Investor through DTC with the number of Purchased Shares set forth on Investor's Purchase Agreement against receipt of the full purchase price for such Purchased Shares in the DTC Account. On [    ] (the "Closing Date"), the Nominee shall cause to be paid to the Company, by wire transfer of immediately available funds to a bank account or accounts designated by the Company, the gross proceeds from the sale of the Purchased Shares in the offering which have been credited to the DTC Account. With respect to any Purchased Shares for which an Investor or Investors has not credited payment in full to the DTC Account by the Closing Date (or such later date as the Company and the Placement Agent may agree), the Nominee shall, through DTC, cause such Shares to be returned to the Company's transfer agent. The Placement Agent shall have no liability to the Company for any Purchased Shares credited to the DTC Account for which payment of the purchase price for such Shares is not, in turn, credited to the DTC Account as long as such Shares are returned to the Company's transfer agent through DTC. The Company's obligations to issue and sell the Shares to the Investors, and the Investors' obligations to purchase the Shares, shall be subject to the satisfaction or waiver of the respective conditions thereto set forth in the Purchase Agreements, and in the case of the Investors, to the satisfaction or waiver by the Placement Agent of all the conditions set forth in Section 5 of this Agreement. No Investor's obligations are conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

  Section 4. Covenants of the Company.

        The Company further covenants to and agrees with the Placement Agent as follows:

        (a)    Registration Statement Matters.    The Company agrees to make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by you in good faith promptly after reasonable notice thereof. The Company agrees to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

        (b)    Blue Sky Compliance.    The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares.

        (c)    Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters.    The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Shares contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the

Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish you with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which you reasonably object.

        (d)    Copies of any Amendments and Supplements to the Prospectus Supplement.    The Company agrees to furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Placement Agent, the Prospectus Supplement are no longer required by law to be delivered in connection with sales by a Placement Agent or dealer (the "Prospectus Delivery Period"), as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agent may reasonably request.

        (e)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

        (f)    Transfer Agent.    The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

        (g)    Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

        (h)    Periodic Reporting Obligations.    During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

        (i)    Agreement Not to Offer or Sell Additional Securities.    The Company will not, without the consent of Robertson Stephens, Inc., offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock; provided, however, that the Company may: (i) issue and sell the Shares pursuant hereto; (ii) issue and sell shares of Common Stock pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus Supplement and described in the Prospectus Supplement; (iii) issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the date of the Prospectus Supplement and described in the Prospectus Supplement; and (iv) issue shares of Common Stock for acquisitions or in connection with commercial agreements, in each case to persons who agree not to sell, contract or otherwise dispose of or hedge such Common Stock during the remainder of the Lock-up Period (as defined below) in accordance with and subject to the terms and conditions set forth in the Lock-Up Agreement substantially in the form of Exhibit B attached hereto. The restrictions set forth in this paragraph (j) terminate after the close of trading of the Shares on the 60th day after the Closing Date (the "Lock-up Period").

        (j)    Future Reports to the Placement Agent. During the two-year period beginning on the date hereof, the Company will furnish to the Placement Agent: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public certified public accountants or chartered accountants; (ii) as soon as practicable after the filing thereof, copies, with all related exhibits and schedules, if any, of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any other securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

        Section 5. Conditions of the Obligations of the Placement Agent.    The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)    Compliance with Registration Requirements; No Stop Order; No Objection from the NASD.    The Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

        (b)    Corporate Proceedings.    All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

        (c)    No Material Adverse Change.    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in your sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated by the Prospectus Supplement.

        (d)    Opinion of Counsel for the Company.    You shall have received on the Closing Date an opinion substantially in the form of Exhibit C attached hereto, of Cooley Godward, LLP, dated the Closing Date, addressed to the Placement Agent.

        (e)    Opinion of Intellectual Property Counsel for the Company.    You shall have received on the Closing Date an opinion of Flehr Hohbach Test Albritton & Herbert LLP, intellectual property counsel for the Company substantially in the form of Exhibit D attached hereto.

        (f)    Opinion of Counsel for the Placement Agent.    You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Placement Agent, in customary form. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

        (g)    Accountants' Comfort Letter.    You shall have received on the Closing Date a letter from Ernst & Young, LLP addressed to the Placement Agent, dated the Closing Date, in the form set forth on Exhibit E hereto. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or Prospectus Supplement, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus Supplement.

        (h)    Officers' Certificate.    You shall have received on the Closing Date a certificate of the Company, dated the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

            (i)  The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii)  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

          (iii)  When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

          (iv)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company that is material to the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect; and

          (v)  The Company has been subject to continuous disclosure requirements of the Exchange Act for a period of at least 12 calendar months immediately preceding the filing of the Registration Statement, has timely filed all reports required of it to be filed under the Exchange Act during the past 12 calendar months and the portion of the month in which the Registration Statement was filed, and is currently in compliance with such obligations; and the Company has an aggregate market value of the public float of its outstanding Common Stock of U.S. $75 million or more.

        (i)    Lock-up Agreement from Certain Stockholders of the Company.    The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit B attached hereto from each officer, director and certain shareholders of the Company and such agreements shall be in full force and effect.

        (j)    Stock Exchange Listing.    The Shares are registered under the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from Nasdaq, nor has the Company received any information suggesting that the Commission or the NASD is contemplated terminating such registration or listing.

        (k)    Compliance with Prospectus Delivery Requirements.    The Company shall have complied with the provisions of Sections 3 and 4(c) and (d) with respect to the furnishing of Prospectus Supplements.

        (l)    Additional Documents.    On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agent's Expenses), Section 8 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

        Section 6. Payment of Expenses.    The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Investors; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a "Blue Sky Survey", an

"International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions (all such fees not to exceed $50,000, not including applicable filing fees); (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Placement Agent in connection with, the review and approval by the NASD of the Placement Agent's participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Common Stock on the Nasdaq National Market; (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow", if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

        Section 7. Reimbursement of Placement Agent's Expenses.    If this Agreement is terminated by the Placement Agent pursuant to Section 5 or Section 9, or if the sale to the Investors of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Placement Agent, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

  Section 8. Indemnification and Contribution.

        (a)    Indemnification of the Placement Agent.    The Company agrees to indemnify and hold harmless each Placement Agent, its officers and employees, and each person, if any, who controls each Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Placement Agent in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Placement Agent through its bad faith or willful misconduct; and to reimburse such Placement Agent and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Placement Agent expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

        (b)    Indemnification of the Company, its Directors and Officers.    The Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

        (c)    Information Provided by the Placement Agent.    The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent has furnished to the Company expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth in the third paragraph under the caption "Plan of Distribution" in the Prospectus Supplement, and the Placement Agent confirms that such statements are correct.

        (d)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (f)    Contribution.    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Placement Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" stockholders on the one hand or the Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this

Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) no Placement Agent shall be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agent's obligations under this Section 8(f) to contribute are several in proportion to their respective placement obligations and not joint.

        (g)    Timing of Any Payments of Indemnification.    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

        (h)    Survival.    The indemnity and contribution agreements contained in this Section 8 and the representations and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of any Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to any Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

        (i)    Acknowledgements of Parties.    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

        Section 9. Termination of this Agreement.    This Agreement may be terminated by the Placement Agent by notice given to the Company if: (a) at any time after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NASD, or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any United States federal, New York, Delaware or California authorities; (iii) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any outbreak or escalation of national or international hostilities or any crisis or calamity, including, without limitation, related to terrorist activity or an increased threat of the same, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in the United States' or international political, financial or economic conditions, or any law or regulation, as in the reasonable judgment of the Placement Agent (x) seriously adversely affects, or involves, or will seriously and adversely affect, or involve, the financial markets or the business, operations or affairs of the Company or (y) is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus Supplement or to enforce contracts for the sale of securities; (iv) in the judgment of the Placement

Agent there shall have occurred any Material Adverse Change or Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Placement Agent may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified Section 9(a)(i)-(v), such event singly or together with any other event, makes it, in your reasonable judgment, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus Supplement. Any termination pursuant to this Section 9 shall be without liability on the part of any party hereto to any other party except that the provisions of Sections 6, 7 and 8 shall at all times be effective and shall survive such termination.

        Section 10. Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

        Section 11. Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

  Robertson Stephens, Inc.
  555 California Street
  San Francisco, California 94104
  Facsimile: (415) 676-2675
  Attention: General Counsel

  With a copy to

  Skadden, Arps, Slate, Meagher & Flom LLP
  525 University Avenue, 11th Floor
  Palo Alto, California 94301
  Facsimile: (650) 470-4570
  Attention: Gregory C. Smith, Esq.

If to the Company:

  Rigel Pharmaceuticals, Inc.
  240 East Grand Avenue
  South San Francisco, CA 94080
  Attention: Chief Executive Officer

  With a copy to:

  Cooley Godward LLP
  Five Palo Alto Square
  3000 El Camino Real
  Palo Alto, CA 94306-2155
  Attention: Suzanne Sawochka Hooper, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 12. Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

        Section 13. Partial Unenforceability.    The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

  Section 14. Governing Law Provisions.

        (a)    Governing Law.    This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

        (b)    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

        Section 15. General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation, that certain Engagement Letter between the Company and Robertson Stephens dated as of January 11, 2002. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The remainder of this page has been intentionally left blank.]

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
Rigel Pharmaceuticals, Inc. a Delaware corporation
By:	Name: Title:

        The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

ROBERTSON STEPHENS, INC.
By:	Name: Title:

Exhibit A

PURCHASE AGREEMENT

Rigel Pharmaceuticals, Inc.
240 East Grand Avenue
South San Francisco, CA 94080
Attention: Chief Executive Officer

Ladies and Gentlemen:

        The undersigned,                        (the "Investor"), hereby confirms its agreement with you as follows:

        1.    This Purchase Agreement (the "Agreement") is made as of January    , 2002 between Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investor.

        2.    The Company has authorized the sale and issuance of up to                        shares of common stock (the "Shares") of the Company, subject to adjustment by the Company's Board of Directors, to certain investors (the "Offering"). The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (No. 333-74906) as amended (the "Registration Statement").

        3.    The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor            Shares, for a purchase price of $            per share, or an aggregate purchase price of $            , pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the offering is not being underwritten by the placement agent and that there is no minimum offering amount. Certificates representing the Shares purchased by the Investor will not be issued to the Investor; instead, such Shares will be credited to the Investor using customary book-entry procedures.

        4.    The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.

        5.    The Investor hereby confirms receipt of the Prospectus Supplement, dated January    , 2002, and the Base Prospectus, dated December 20, 2001 (collectively, the "Prospectus"), of the Company distributed by email to the Investor accompanied herewith. The Investor confirms that it had full access to the Prospectus and was fully able to read, review, download and print it. Investor acknowledges that The Investor will be required to bear the cost, if any, of printing the Prospectus.

Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

        Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor:
Rigel Pharmaceuticals, Inc., a Delaware corporation
By:	By:
Name:	Print Name:
Title:	Title:
Address:

Tax ID No.:
Contact Name:
Telephone:
Name in which book-entry should be made (if different):

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

        1.    Authorization and Sale of Shares.    The Company has authorized the sale of up to                        Shares. The Company reserves the right to increase or decrease this number.

        2.    Agreement to Sell and Purchase the Shares; Subscription Date.

  2.1.
  Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of Shares set forth on the signature page hereto at the purchase price set forth on such signature page.

  2.2.
  The Company may enter into agreements similar to this Agreement with certain other investors (the "Other Investors") and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors", and this Agreement and the stock purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements".)

        3.    Delivery of the Shares at Closing.    The completion of the purchase and sale of the Shares (the "Closing") shall occur on January    , 2002 (the "Closing Date"), at the offices of the Company's counsel. At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares set forth on the signature page hereto, and the Investor shall deliver to the Placement Agent (as defined in the Registration Statement or any supplement thereto) a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth on the signature page hereto. The Company may accept or reject Agreements in its discretion.

        The Company's obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) completion of the purchases and sales Shares under the Agreements that may be executed with the Other Investors; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

        The Investor's obligation to purchase the Shares shall be subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement dated January    , 2002, between the Company and the Placement Agent (the "Placement Agency Agreement") pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

        4.    Representations, Warranties and Covenants of the Company.    The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

  4.1.
  The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

  4.2.
  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.    Representations, Warranties and Covenants to the Investor.

  5.1.
  The Investor represents and warrants that it has received the Company's base prospectus dated December 20, 2001 and the prospectus supplement dated January    , 2002 relating to the Offering (collectively, the "Prospectus").

  5.2.
  The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

  5.3.
  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  5.4.
  The Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advise. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

        6.    Survival of Representations, Warranties and Agreements.    Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

        7.    Notices.    All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed,

(iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:
Rigel Pharmaceuticals, Inc. 240 East Grand Avenue South San Francisco, CA 94080 Attention: Chief Executive Officer Telecopy No.: 650.624.1133
With a copy to:
Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Attention: Suzanne Sawochka Hooper, Esq. Telecopy No.: 650.849.7400
(b)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

        8.    Changes.    This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

        9.    Headings.    The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

        10.    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        11.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

        12.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Purchase Agreement)

        A.    Complete the following items in the Purchase Agreement:

          1.    Provide the information regarding the Investor requested on the signature page (page 1). The Agreement must be executed by an individual authorized to bind the Investor.

          2.    Return the signed Purchase Agreement to:

    Robertson Stephens, Inc.
    555 California Street, Suite 2600
    San Francisco, CA 94104
    Attn: Fritz Muench
    Phone: (415) 248-4944
    Telecopy: (415) 676-2633

        An executed original Purchase Agreement or a telecopy thereof must be received by 9:00 a.m. California time on [            ] and distributed to the Investor at a later date.

        B.    Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Investor by the Company at a later date.

Exhibit B

Lock-Up Agreement for Certain Shareholders

Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE:    Rigel Pharmaceuticals, Inc. (the "Company")

Ladies & Gentlemen:

        The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the placement agent. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement agent arrangements with the Company with respect to the Offering (the "Placement Agency Agreement").

        In consideration of the foregoing, the undersigned hereby agrees that, during a period of 60 days from and including the Closing Date (as defined in the Placement Agency Agreement) (the "Lock-Up Period"), the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than: (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction; (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction; (iii) pursuant to a transfer to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by this restriction; or (iv) with the prior written consent of Robertson Stephens, Inc. For purpose of this paragraph, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from, Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or other Securities held by the undersigned except in compliance with the foregoing restrictions.

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has

B-1

not occurred on or before February 15, 2002 this Lock-Up Agreement shall be of no further force or effect.

Dated	January , 2002
Printed Name of Holder
By:	Signature
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

B-2

Exhibit C

Matters to be Covered in the Opinion of Company's Counsel

          (i)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and lease its property and assets and to conduct its business as described in the Prospectus Supplement;

        (ii)  The Company is duly qualified as a foreign corporation for the transaction of its business and is in good standing under the laws of the State of California, and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States. To our knowledge, the Company does not have any subsidiaries or own any equity interest or right in any other corporation, association or other entity;

        (iii)  The Company has an authorized capitalization as set forth in the Base Prospectus under the caption "Description of Capital Stock" and the authorized, and to our knowledge, issued and outstanding capital stock of the Company as of the date indicated is as set forth (whether or not by incorporation) in the Base Prospectus;

        (iv)  All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, to our knowledge, have not been issued in violation of or subject to any preemptive right arising under the Company's Certificate of Incorporation;

        (v)  The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Placement Agency Agreement and the Purchase Agreements, will be validly issued, fully paid and nonassessable, and, to our knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right contained in the Company's Certification of Incorporation or Bylaws, under the Delaware General Corporate Law or under agreements filed (or incorporated by reference) in the Base Prospectus, the Prospectus Supplement or the last Form 10-K or any Form 10-Q or 8-K filed thereafter, other than registration rights that have been validly waived;

        (vi)  Except as disclosed in the Prospectus Supplement, to our knowledge, there are no outstanding options to purchase or any preemptive or other rights to subscribe for or to purchase securities or obligations convertible into, or any contracts or rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, rights, convertible securities or obligations, other than options issued pursuant to the Company's employee stock purchase and option plans (the "Plans") in the ordinary course of business and as set forth in (whether or not by incorporation) the Base Prospectus. To our knowledge, since December 31, 2001, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding and granted options pursuant to the Plans, options granted pursuant to the Plans and as disclosed in the Prospectus Supplement. The Shares conform as to legal matters to the description of the Shares contained in the Base Prospectus;

      (vii)  The Company has the requisite corporate power and authority to enter into the Placement Agency Agreement and the Purchase Agreements and to issue, sell and deliver to the Investors the Shares to be issued and sold by it under the Placement Agency Agreement and the Purchase Agreements;

      (viii)  Each of the Placement Agency Agreement and the Purchase Agreements has been duly authorized, executed and delivered by the Company;

        (ix)  The statements in the Base Prospectus under the caption "Description of Capital Stock" fairly summarize the matters, documents or proceedings referred to therein in all material respects;

        (x)  The Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

        (xi)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agency Agreement and the Purchase Agreements will not contravene: (a) any provision of the Company's Certificate of Incorporation or By-laws; (b) to our knowledge, any provision of any agreement or other instrument binding upon the Company that is material to the Company and filed as an exhibit to the Registration Statement or the Incorporated Documents; (c) any applicable statute, rule or regulation known to us; or (d) to our knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

      (xii)  The Registration Statement was declared effective under the Act as of December 20, 2001, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; and the Supplemental Prospectus was filed pursuant to Rule 424(b) on January    , 2002;

      (xiii)  The Registration Statement and the Base Prospectus, and each amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data contained in such documents or incorporated by reference therein as to which we express no opinion), as of the effective date of the Registration Statement, and the Prospectus Supplement when filed, each complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

      (xiv)  Each document incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus Supplement (except for financial statements and schedules and other financial and statistical data contained in such documents or incorporated by reference therein as to which we express no opinion) complied when filed as to form in all material respects with the Exchange Act;

      (xv)  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agency Agreement, except: (i) such as have been obtained under the Act; (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Company; and (iii) such as may be required by the rules and regulations of the NASD;

      (xvi)  To our knowledge, there are no legal or governmental proceedings pending or, to our knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject, which proceedings would reasonably be expected individually or in the aggregate to have a material adverse effect on the Company, other than those described in the Registration Statement or the Prospectus Supplement;

    (xvii)  Except as set forth in the Registration Statement and Prospectus Supplement, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, except for such rights that have been waived with respect to the filing of the Registration Statement; and

    (xviii)  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        During the course of the preparation of the Prospectus Supplement, we have participated in discussions and conferences with officers and other representatives of the Company, representatives of the independent public accountants, representatives of the Placement Agent and representatives of counsel for the Placement Agent, at which conferences the contents of the Registration Statement, Base Prospectus and Prospectus Supplement and related matters were discussed. We have not independently verified and are not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus and Prospectus Supplement, except as set forth in paragraph (ix) above. On the basis of the foregoing, no information has come to our attention that has caused us to believe that (except for financial statements and schedules and other financial and statistical data derived therefrom as to which we express no opinion) the Registration Statement, as of its effective date or the date hereof, or the Base Prospectus or the Prospectus Supplement, as of its respective date or the date hereof, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit D

Form of Opinion of
Intellectual Property Counsel for the Company

        We are outside Patent Counsel to Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the entering into by the Company of that certain Placement Agency Agreement by and between Robertson Stephens, Inc., and the Company, dated January [    ], 2002 (the "Placement Agreement").

        For the purposes of rendering the opinions set forth below, we (1) have not done independent searches regarding validity of Company patents, (2) are familiar with the Company's technology and (3) have reviewed or are otherwise familiar with the following (collectively the "Documents"):

        A.    the Placement Agreement;

        B.    the Company's Prospectus dated December 20, 2001 and the Supplement thereto dated January, [    ], 2002 (the "Prospectus Supplement");

        C.    the Company's Form 10-K filed with the U.S. Securities and Exchange Commission for the fiscal year ending December 31, 2000 (the "10-K"), and the Company's three Form 10-Qs filed with the U.S. Securities and Exchange Commission for the quarterly periods ending March 31, 2001, June 30, 2001 and September 30, 2001;

        D.    the patent applications which we have prosecuted or are prosecuting listed on Schedule 1 attached hereto, which Schedule includes the patent applications referred to in the Prospectus Supplement;

        E.    copies of assignments relevant to ownership of only those patents and patent applications to which the Company has rights and which we are prosecuting or have prosecuted, and patents issuing therefrom ("the Applications and Patents") as included in Schedule 1 ;

        F.    our internal files pertaining to Company; and

        G.    the results of a search of the Uniform Commercial Code ("UCC") records of California and San Mateo County relevant to ownership of each of the Applications and Patents, said searches having been conducted on or about January 11, 2002, covering the period ending December 31, 2001.

        Whenever our opinions herein are qualified by the phrase "to the best of our knowledge," except as may be further qualified below, such language means that based upon the actual knowledge of attorneys presently within our firm (i.e., not including matters as to which such attorneys could be deemed to have constructive knowledge and not including knowledge of attorneys or patent agents outside of Patent Counsel who, at any time, may have had responsibility for the Company matters, including responsibility for the prosecution of the Applications or Patents) after reviewing the Documents or based on being otherwise familiar with the Documents, and such review of or our familiarity with our files, including the prosecution file histories for the Applications and Patents being prosecuted by us, we believe that such opinions are factually correct.

        Based upon, and subject to the foregoing, and upon a review of such matters of law as we have deemed appropriate, it is our opinion and judgment that:

        (1)  To the best of our knowledge, the information in the Prospectus Supplement under (i) "Risk Factors—Our success is dependent on intellectual property rights held by us and third parties and our interest in such rights is complex and uncertain;" and (ii) "Risk Factors—If a dispute arises regarding the infringement or misappropriation of the proprietary rights of others, such dispute could be costly and result in delays in our research and development activities;" and the information in the 10-K under "Business—Intellectual Property" to the extent that such information constitutes matters of law,

D-1

summaries of legal matters, documents or proceedings, or legal conclusions, to the extent they relate to patent matters, has been reviewed by us and is correct in all material respects and fairly presents the information called for with respect thereto. Nothing has come to our attention that makes us believe that:

            a)    any statement in the above referenced materials contained any untrue statement of a material fact;

            b)    any statement in the above referenced materials omitted to state a material fact required to be stated; or

            c)    any statement in the above referenced materials omitted to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

        (2)  With the exception of the notification received from Pharmexa (formerly M&E Biotech A/S) referred to in the Prospectus Supplement, to the best of our knowledge, there is no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreement or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

        (3)  With respect to the Applications and Patents being prosecuted by Flehr, the Company is listed on the records of the United States Patent and Trademark Office ("PTO") or appropriate foreign patent offices as the sole assignee of record thereof, with the exception of certain Applications as follows:

            a)    there are a number of Applications co-owned by Rigel and Stanford University ("the Joint Applications") as listed on Schedule 1 ;

            b)    there is a single U.S. Application (and corresponding foreign cases) assigned to Stanford and exclusively licensed to the Company; and

            c)    there are U.S. and foreign Applications assigned to the University of Washington and exclusively licensed to the Company.

        To the best of our knowledge, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications in Schedule 1 , either U.S. or foreign. We are not aware of any material defect in form in the preparation or filing of the Company patent applications. To the best of our knowledge, the applications are being diligently pursued by the Company.

        (4)  To the best of our knowledge, the Patents are valid and enforceable and are entitled to a statutory presumption of validity.

D-2

Exhibit E

Form of Comfort Letter

        Pursuant to Subsection (g) of Section 5 of the Placement Agency Agreement, the accountants shall furnish letters to the Placement Agent to the effect that:

            (i)  They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii)  In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with U.S. generally accepted accounting principles of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Placement Agent and are attached hereto;

          (iii)  They have made a review in accordance with U.S. generally accepted accounting principles of the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv)  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in the Company's Annual Information Forms for such fiscal years;

          (v)  On the basis of procedures in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A)  (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement for them to be in conformity with U.S. generally accepted accounting principles;

            (B)  any other unaudited income statement data and balance sheet items included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included therein;

            (C)  the unaudited financial statements which were not included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement but from which were derived the unaudited financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included therein;

            (D)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated bank indebtedness or long-term debt (including current portion of long-term debt) of the Company and its subsidiaries, or any decreases in consolidated net current assets, net assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, except in each case for changes, increases or decreases which the Registration Statement, the Base Prospectus or the Prospectus Supplement disclose have occurred or may occur or which are described in such letter; and

            (E)  for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement to the specified date referred to in Clause (D) there were any decreases in consolidated sales or in the total or per share amounts of consolidated net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Registration Statement, the Base Prospectus or the Prospectus Supplement disclose have occurred or may occur or which are described in such letter.

          (vi)  In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures in accordance with U.S. generally accepted accounting principles, with respect to certain amounts, percentages and financial information specified by the Placement Agent which are derived from the general accounting records of the Company, which appear in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement (excluding documents incorporated by reference) or in documents incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement specified by the Placement Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

QuickLinks

  Exhibit 1.1
FORM OF PLACEMENT AGENCY AGREEMENT
Exhibit A PURCHASE AGREEMENT
ANNEX I TERMS AND CONDITIONS FOR PURCHASE OF SHARES
INSTRUCTION SHEET FOR INVESTOR
Exhibit B Lock-Up Agreement for Certain Shareholders
Exhibit C Matters to be Covered in the Opinion of Company's Counsel
Exhibit D Form of Opinion of Intellectual Property Counsel for the Company
Exhibit E Form of Comfort Letter